Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 22, 2002 included or in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-71130, 33-63059, 333-17451, 333-61969, 333-82787, 333-30272 and 333-63264.



Arthur Andersen LLP



Minneapolis, Minnesota,
   March 25, 2002